UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 31, 2013

AETRIUM INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2350 Helen Street North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

(651) 770-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 31, 2013, Aetrium Incorporated (the “Company” or “Aetrium”) and the incumbent directors of the Company entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with a concerned group of shareholders consisting of Jeffrey E. Eberwein, Archer Advisors, LLC, Archer Focus Fund, LLC, Archer Equity Fund, LLC, Steven Markusen, GlobalTel Holdings LLC, Dilip Singh, Richard K. Coleman, Jr., Galen Vetter, Alfred John Knapp, Jr., Andover Group, Inc., Boston Avenue Capital LLC, Charles M. Gillman, James F. Adelson and Stephen J. Heyman (collectively, the “Concerned Aetrium Shareholders”).

Under the Settlement Agreement, the Company agreed to increase the size of its Board of Directors from six to eleven members and appoint five members of the Concerned Aetrium Shareholders to its Board of Directors.  The five members of the Concerned Aetrium Shareholders joining Aetrium’s Board of Directors effective as of January 31, 2013 are Jeffrey E. Eberwein, Alfred John Knapp, Jr., Richard K. Coleman, Jr., Galen Vetter and Charles M. Gillman.

In addition, pursuant to the Settlement Agreement, the parties agreed, among other things, to (i) withdraw the Concerned Aetrium Shareholders current request for a special meeting of stockholders, (ii) fix the date of the 2013 Annual Meeting on May 15, 2013, (iii) dismiss and release each other from their competing claims filed in the pending litigation commenced by the Concerned Aetrium Shareholders, and (iv) compensate the Concerned Aetrium Shareholders $85,000.

The incumbent Aetrium directors and the Concerned Aetrium Shareholders will confer to determine whether an agreement can be reached on a slate of directors to be submitted by the Company at the 2013 Annual Meeting.  If agreement cannot be reached, both the Company and the Concerned Aetrium Shareholders will be free to propose competing five member slates for a vote at the 2013 Annual Meeting.  The parties have also agreed to certain procedures regarding the conduct of the annual meeting.

The foregoing descriptions of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and are incorporated by reference herein.  On February 1, 2013, the Company issued a press release announcing the execution of the Settlement Agreement.  A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As indicated under Item 1.01 of this Form 8-K, as part of the Settlement Agreement, Jeffrey E. Eberwein, Alfred John Knapp, Jr., Richard K. Coleman, Jr., Galen Vetter and Charles M. Gillman were appointed to Aetrium’s Board of Directors effective as of January 31, 2013.  The directors have not been appointed to any committees of the Board of Directors and there are no transactions with such directors requiring disclosure under Item 404(a) of Regulation S-K.

Consistent with the terms of the Settlement Agreement, the Company executed amendments to its Change of Control Agreements with executive officers Paul H. Askegaard, Timothy G. Foley, Daniel M. Koch, Timothy A. McMullen and Gary A. Quasabart revising the definition of continuity directors to address the appointment of the representatives of the Concerned Aetrium Shareholders to Aetrium’s Board of Directors (the “Amendment”).  The foregoing descriptions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.2 to this Form 8-K and are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 31, 2013, Aetrium Incorporated adopted the following amendment to its bylaws:

Article III, Section 6 of the bylaws is hereby amended and replaced in its entirety as follows:

Section 6. Calling Meetings. Meetings of the Board of Directors may be called by (i) the Chief Executive Officer on two (2) days’ notice or (ii) any director on ten (10) days’ notice, to each director, either personally, by telephone or by mail, email or telegram. Every such notice shall state the date, time and place of the meeting. Notice of a meeting called by a person other than the Chief Executive Officer shall state the purpose of the meeting.

The information contained in this report and the exhibits hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filings made by Aetrium Incorporated under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release dated effective as of January 31, 2013
10.2
Form of Amendment to Change of Control Agreements with executive officers Paul H. Askegaard, Timothy G. Foley, Daniel M. Koch, Timothy A. McMullen and Gary A. Quasabart dated effective as of January 31, 2013

99.1	Press Release issued February 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETRIUM INCORPORATED

By:	/s/ Joseph C. Levesque
Joseph C. Levesque
President and Chief Executive Officer

Dated:   February 6, 2013

AETRIUM INCORPORATED

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
10.1	Settlement Agreement and Mutual Release dated effective as of January 31, 2013	Filed herewith
10.2
Form of Amendment to Change of Control Agreements with executive officers Paul H. Askegaard, Timothy G. Foley, Daniel M. Koch, Timothy A. McMullen and Gary A. Quasabart dated effective as of January  31, 2013

Filed herewith
99.1	Press Release issued February 1, 2013	Filed herewith